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                                                                   Exhibit 10.17

                 AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT

          THIS AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT is entered into as of September 10, 1998 by KENNEDY-WILSON, INC., a Delaware corporation ("Borrower"), and EAST-WEST BANK, a California banking corporation ("Lender").

                                    ARTICLE I
                                     LOANS

          1.1. The Credit. Lender agrees, on the terms and conditions set forth in this Agreement, from the date of this Agreement to June 5, 2000 (the "Commitment Termination Date"), to extend credit to Borrower by making advances to Borrower (each such advance, a "Loan" and collectively, the "Loans") or by issuing letters of credit for the account of Borrower (each, a "Letter of Credit" and collectively, the "Letters of Credit"), as provided in Section 1.4 below, The sum of (a) the aggregate amount of all Loans outstanding, (b) the aggregate amount of all Letters of Credit outstanding and (c) the aggregate amount of all unreimbursed drawings under all Letters of Credit shall not exceed the lesser of (i) $20,000,000 or (ii) the maximum amount Lender may legally lend to Borrower under legal lending limit statutes and regulations applicable to Lender, after taking into account other loans and commitments to persons and entities related to Borrower that must be aggregated with loans and commitments to Borrower for legal lending limit purposes (the "Legal Leading Limit"). Borrower and Lender intend the credit extended by this Agreement to be revolving and as such, until the Commitment Termination Date and otherwise subject to the terms and conditions of this Agreement, Borrower may borrow, repay and reborrow the Loans and request Letters of Credit to be issued for its account. After the Commitment Termination Date, Lender will not make any Loans or issue any Letters of Credit.

          1.2. Interest and Commitment Fee.

          (a) On the first day of the month following the month in which the first Loan is disbursed and on the first day of each month after such date (each a "Payment Date"), Borrower shall pay to Lender the amount of interest which shall have accrued during the calendar month (or portion of such calendar month, as applicable) immediately preceding such Payment Date. The aggregate amount of Loans outstanding from time to time shall bear interest at the rate which is the sum of (i) the Libor Rate published from time to time by The Wall Street Journal as the interest rate now quoted each business day for obligations of three months' maturity, under the caption "Money Rates, London Interbank Offered Rates (Libor)" and (ii) 2.00% per annum. If The Wall Street Journal discontinues publishing Libor rates, Lender shall select a comparable rate in its place. Borrower's monthly payment amount shall be calculated based on the following:
(1) interest shall be fixed for each month at the interest rate based on the applicable Libor rate published on the last business day of the preceding calendar month; and (2) interest shall be payable in arrears.

          (b) Borrower shall on the date of this Agreement pay Lender a commitment fee in the amount of $60,417. Such fee shall be earned by Lender in full on the date of this Agreement and shall be nonrefundable.

          1.3. Principal Repayment.

          (a) Borrower shall make a payment to Lender promptly following Lender's demand to the extent that the sum of (a) the aggregate amount of all Loans outstanding, (b) the aggregate amount of all Letters of Credit outstanding and (c) the aggregate amount of all unreimbursed drawings under all Letters of Credit exceeds the lesser of (i) $20.000,000 or (ii) the Legal Lending Limit. Any amounts so paid may, at Lender's election, be applied to the repayment of outstanding Loans or retained as security for Borrower's obligations under the Loan Documents. Borrower grants a security interest in any such amounts paid to Lender and held by Lender as security.

          (b) Borrower may, in a minimum amount of $25,000, prepay the outstanding principal amount of the Loans on any Payment Date.

          (c) Borrower shall repay the principal amount of all Loans outstanding, together with all accrued interest thereon and all other amounts owing under this Agreement, the Amended and Restated Promissory Note made by Borrower on the date of this Agreement in the principal amount of $20,000,000 payable to the order of Lender (the "Note") and all other documents executed in connection with the Loans (the "Loan Documents") on June 6, 2000 (the "Maturity Date"), unless the maturity of the Note shall have been accelerated pursuant to the terms of this Agreement.

          1.4. Letters of Credit.

          (a) Lender agrees, on the terms and conditions of this Agreement, to issue Letters of Credit for the account of Borrower and for the benefit of beneficiaries designated by Borrower, from time to time from the date of this Agreement to the Commitment Termination Date. No Letter of Credit may have an expiration date beyond the Maturity Date.

          (b) Borrower shall fully reimburse  Lender for each drawing under each

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Letter of Credit on the date that such drawing is made.

          (c) Borrower shall issue and maintain the Letters of Credit upon such terms as it shall state to Borrower upon Borrower's request that Lender issue a Letter of Credit. Lender's issuance of Letters of Credit shall also be governed by any letter of credit application or letter of credit agreement that Lender prescribes to Borrower.

          1.5. Manner of Payment. All payments received by Lender later than 1:00 p.m. (Los Angeles time) shall be considered received on the following business day. Receipt of a check for any payments in and of itself shall not constitute payment. Lender may apply any payments made pursuant to the terms of this Agreement and the other Loan Documents in such order as it shall determine in its sole and absolute discretion.

          1.6. Evidence of Debt.

          (a) Borrower's indebtedness resulting from all Loans made from time to time shall be evidenced by the Note.

          (b) The books and accounts of Lender shall be conclusive evidence, absent manifest error, of the amounts of all Loans and Letters of Credit, repayments, interest, fees, reimbursement payments and other charges advanced, due, outstanding or paid pursuant to this Agreement.

          1.7. Overdue Payments. Except as otherwise expressly provided in this Agreement, any amount payable under this Agreement or any other Loan Document which is not paid when due (whether as a result of maturity, acceleration or otherwise) shall bear interest, payable on demand, at a rate equal to the sum of the interest rate provided for in Section 1.2(a) above plus five percent per annum.

          1.8. Use of Loan Proceeds. The first Loan under this Agreement shall be used to repay all amounts owing under the Loan Agreement dated as of June 1, 1998 between Borrower and Lender (the "Original Loan Agreement"), in the approximate amount of $4,769,554. Thereafter, Loans may be used to facilitate Borrower's investment in real property, interests in real property and evidences of indebtedness secured by real property and for general working capital purposes.

          1.9. Net Payments. All payments made by Borrower under this Agreement and the other Loan Documents shall be made without setoff or counterclaim and in such amounts as may be necessary in order that all such payments (after deduction or withholding for or on account of any future taxes, levies, imposts, duties or other charges of whatsoever nature imposed by any government, any political subdivision or any taxing authority, including future taxes made effective retroactively, other than any tax on or measured by the overall net income of Lender pursuant to the income, bank or franchise tax laws of the United States or the State of California (collectively, "Taxes")) shall not be less than the amounts otherwise specified to be paid under this Agreement and the other Loan Documents. A certificate as to any additional amounts payable to Lender under this Section 1.9 submitted to Borrower by Lender shall show in reasonable detail the amount payable and the calculations used to determine in good faith such amount and shall be conclusive absent manifest error. Any amounts payable by Borrower under this Section 1.9 with respect to past payments shall be due within five business days following receipt by Borrower of such certificate from Lender, any such amounts payable with respect to future payments shall be due concurrently with such future payments. With respect to each deduction or withholding for or on account of any Taxes, Borrower shall promptly furnish to Lender such certificates, receipts and other documents as may be required (in the reasonable judgment of Lender) to establish any tax credit to which Lender may be entitled. Without any way affecting any of its rights under this Section 1.9, Lender agrees that, upon its becoming aware that any of the present or future payments due under this Agreement would be subject to deduction for Taxes, it will notify borrower in writing, and Lender further agrees that it will use reasonable efforts not disadvantageous to it (in its sole determination) in order to avoid or minimize, as the case may be, the payment by borrower of any additional amount for Taxes pursuant to this section 1.9.

                                   ARTICLE II
                         CREDIT ADVANCES AND CONDITIONS


          2.1. Requests for Loans. Lender shall make each Loan to Borrower on the business day following Borrower's request therefor if such request is given by 2:00 p.m. on any business day (or on the second following business day if such request is given after 2:00 p.m. on any business day), which request shall
(a) be in writing, (b) state the amount of the Loan being requested and (c) include a certification by Borrower in the form of Exhibit A to this Agreement.

          2.2. Requests for Letters of Credit. Borrower shall request the issuance of a Letter of Credit in writing on such form as Lender shall prescribe from time to time on not less than two business days before the requested date of issuance of such Letter of Credit. Any Letter of Credit request received by Lender later than 2:00 p.m., Los Angeles time, shall be deemed to have been received on the next business day.

          2.3. Conditions Precedent to Initial Loan. Lender's obligation to make

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the  initial  Loan  referred  to in  Section  1.8 above  shall be subject to the satisfaction of the conditions precedent set forth in this Section 2.3.

          (a) Loan Documents. Lender shall have received this Agreement and the Note duly executed by Borrower.

          (b) Borrower. Lender shall have received the following concerning Borrower, in form and substance satisfactory to Lender: (i) a copy of Borrower's bylaws certified to be true and complete by Borrower's secretary or assistant secretary; (ii) a copy of Borrower's articles of incorporation and any amendments, certified by the Delaware Secretary of State; (iii) a recent good-standing certificate regarding Borrower issued by the California and Delaware Secretaries of State, (iv) a certificate of Borrower's secretary or assistant secretary, including a copy of resolutions, indicating that Borrower is authorized to execute and deliver the Loan Documents and to perform its obligations under the Loan Documents; (v) a certificate with respect to the incumbency and signature of each person authorized to execute and deliver the Loan Documents and Loan requests; and (vi) such other documents as Lender shall reasonably request with respect to Borrower's existence and authorization.

          (c) Other Conditions Precedent. Lender shall have received the following, in form and substance satisfactory to Lender:

               (i)  such   financial   statements  of  Borrower  and  Borrower's
affiliates as Lender shall require;

               (ii) if required by Lender, an opinion of counsel to Borrower satisfactory to Lender concerning the existence and power of Borrower, the due authorization, execution, delivery and enforceability of the Loan Documents and such other matters as Lender shall require;

               (iii) payment of the commitment fee referred to in Section 1.2 above and the payment of all of Lender's costs of entering into this Agreement and making the initial Loan, including, without limitation, legal costs;

               (iv) a consent signed by Colony K-W, LLC confirming that the loans, made by Colony K-W, LLC to Borrower are subordinate to the credit extended pursuant to this Agreement, and

               (v) such other documents, agreements, certificates and assurances as Lender shall require.

          2.4. Conditions Precedent to All Loans and Letter of Credit Issuances. Lender's obligation to make any Loan (including the initial Loan) or issue any Letter of Credit is subject to all of the following conditions precedent:

          (a) the Loan or Letter of Credit shall be in an amount not less than $10,000;

          (b) the proposed Loan or Letter of Credit, when aggregated with all outstanding Loans, Letters of Credit and unreimbursed Letter of Credit draws, shall not exceed the lesser of (i)$20,000,000 or (ii) the Legal Lending Limit;

          (c) there shall exist no "Event of Default" (as defined in Section 6.1 below) or content which, with the passage of time or the giving of notice, or both would become an Event of Default (a "Potential Event of Default");

          (d) Lender is satisfied that no material adverse change in the business or financial condition or management of Borrower or any material "Subsidiary" (as defined below) has occurred; and

          (e) all of the representations and warranties given by Borrower in the Loan Documents shall be deemed to have been made on each date that a Loan is made and such representations and warranties shall be true on such date.

          For purposes of this Agreement, "Subsidiary" means any corporation, partnership, limited liability company or other entity of which more than 50% of the outstanding ownership interests having voting or consent power to effect control of such corporation, partnership, limited liability company or other entity is at the time directly or indirectly owned by Borrower, by Borrower and one or more other Subsidiaries, or by one or more Subsidiaries.

                                  ARTICLE III
                         REPRESENTATIONS AND WARRANTIES

          Borrower  makes the  representations  and warranties set forth in this
Article III to Lender.

          3.1. Existence. Borrower is a corporation duly organized, validly existing and in good standing under the laws of Delaware and has been duly qualified to transact business as a foreign corporation in California.

          3.2. Power. Borrower has all necessary corporate power to enter into the Loan Documents and perform its obligations under such Loan Documents.

          3.3. Enforceability of Loan Documents. The Loan Documents have been duly executed and delivered by Borrower and are the legal, valid and binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms.

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          3.4.  Approvals.  (a) Borrower and the Subsidiaries  have obtained all material approvals, licenses, exemptions and other authorizations from, and have accomplished all material filings, registrations and qualifications with, all applicable governmental authorities that are necessary for the transaction of their business: and (b) no authorization or approval or other action by, and no notice to or filing with any governmental authority or regulatory body is required for the due execution, delivery and performance by Borrower of the Loan Documents.

          3.5. No Conflict. Borrower's execution and delivery of, and its performance of its obligations under, the Loan Documents do not and will not conflict with (a) any (i) contractual or legal restriction or obligation, or
(ii) court or regulatory order, binding on or affecting Borrower or any Subsidiary, or (b) any restriction contained in any of Borrower's or any Subsidiary's constituent or governing documents.

          3.6. Pending Litigation or Other Proceedings. There is no pending or, to the knowledge of Borrower, threatened action, proceeding or investigation before any court, governmental agency or arbitrator against or affecting Borrower, any Subsidiary or any of Borrower's or any Subsidiary's material assets which, if decided adversely to Borrower or any Subsidiary, would materially and adversely affect the financial condition of Borrower, or would materially and adversely affect the present or future ability of Borrower to perform its obligations under the Loan Documents.

          3.7. Solvency. Neither borrower nor any Subsidiary is insolvent and none will be rendered insolvent by the transactions contemplated by the Loan Documents. After giving effect to such transactions, neither borrower nor any subsidiary will be left with an unreasonably small amount of capital with which to engage in its business or undertakings, nor will Borrower nor any Subsidiary have intended to incur, or believe that it has incurred, debts beyond its ability to pay such debts as they mature.

          3.8. Taxes. Borrower and the Subsidiaries have filed all required federal, state and local tax returns, Borrower and the Subsidiaries have paid all federal, state and local taxes due (including any interest and penalties) other than taxes being promptly and actively contested in good faith and by appropriate proceedings. Borrower and the Subsidiaries have established and are maintaining adequate reserves for tax liabilities (including contested liabilities) in accordance with generally accepted accounting principles.

          3.9. Laws. Borrower and the Subsidiaries are in material compliance with all laws, regulations and court orders applicable to them and their businesses, including all state and federal securities laws. Except as disclosed in the 1996 Loan Agreement, neither Borrower nor any Subsidiary has any liability, contingent or otherwise, under any applicable law governing the use or disposal of hazardous materials.

          3.10. Insurance. Borrower and the Subsidiaries have insurance coverage for their properties in prudent amounts provided by prudent insurers given the nature of their businesses and the kinds of properties they own.

          3.11. No Contractual Defaults. There are no material defaults by Borrower or any Subsidiary under any material contract to which Borrower or such Subsidiary. None of Borrower or any Subsidiary has received notice or has any knowledge of any existing circumstances in respect of which it could receive any notice of default or breach in respect of any of Borrower's or such Subsidiary's material contracts.

          3.12. Financial Position. The financial statements and all financial data delivered to Lender relating to Borrower and the Subsidiaries are true, correct and complete in all material respects. Such financial statements fairly present the financial position of the parties or properties who are their subjects as of the dates indicated. No material adverse change has occurred in such financial position since the date of such financial statements, and, except for the Loans, Borrower has incurred no indebtedness since the date of any such statements.

          3.13. Disclosure. None of Borrower's representations or warranties contained in this Agreement or any other document, certificates or written statement furnished to Lender by or on behalf of Borrower contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained in this Agreement or in such other document, certificate or written statement (when taken in their entirety) not misleading. There is no fact known to Borrower which materially or adversely affects the business, operations, assets or condition (financial or otherwise) of Borrower or any Subsidiary, which has not been disclosed in this Agreement or in any other written statement delivered to Lender by Borrower.

          3.14. ERISA. Borrower has not incurred any material accumulated funding deficiency within the meaning of ERISA, and has not incurred any material liability to the Pension Benefit Guaranty Company ("PBGC") in connection with any employee benefit plan subject to the provisions of ERISA or other class of benefit that PBGC has elected to insure.

                                   ARTICLE IV
                                   COVENANTS

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          While any  obligation  of Borrower  under the Loan  Documents  remains outstanding, Borrower shall comply with the following covenants.

          4.1. Organization and Status of Borrower. Borrower shall, and shall cause each Subsidiary to, maintain its corporate existence and all licenses and permits relating thereto in good standing in every jurisdiction in which the nature of its business makes qualification necessary or where failure to qualify would have a material adverse effect on its financial condition or the performance of its obligations under the Loan Documents.

          4.2. Compliance with Laws. Borrower shall, and shall cause each Subsidiary to, remain in compliance in all material respects with all laws and requirements applicable to its business, including all applicable federal and state securities laws, and obtain all authorizations, consents, approvals, orders, licenses, exemptions from, and accomplish all filings or registrations or qualifications with, any governmental agency that are necessary for the transaction of its business.

          4.3. Books and Records. Borrower shall, and shall cause each Subsidiary to, maintain full and complete books of account and other records reflecting the results of its operations and the operations of each Subsidiary, in accordance with generally accepted accounting principles applied on a consistent basis, and permit Lender and its agents, at all reasonable times and from time to time, to inspect and copy any such books and records.

          4.4. Notice of Certain Matters. Borrower shall give notice to Lender, promptly upon learning thereof, of each of the following:

          (a) any litigation or claim of any kind that might subject Borrower to liability in excess of $100,000, whether covered by insurance or not;

          (b) any material dispute between Borrower or any Subsidiary and any governmental agency;

          (c) the existence of any "reportable event" as defined in ERISA; and

          (d) any other event or condition causing a material adverse change in the financial condition of Borrower or any Subsidiary.

          4.5. Further Assurances. Borrower shall execute and acknowledge (or cause to be executed and acknowledged) and deliver to Lender all documents, and take all actions, required by Lender from time to time to confirm the rights created or now or hereafter intended to be created under the Loan Documents and the transactions contemplated thereunder, to maintain, protect, perfect and further the validity and enforceability of the Loan Documents or other collateral for Borrower's obligations under the Loan Documents.

          4.6. Taxes. Borrower shall, and shall cause each Subsidiary to, pay and discharge all taxes, assessments and governmental charges or levies imposed on it, on its income or profits or on any of its property prior to the date on which penalties attach thereto.

          4.7. Tangible Net Worth. Borrower's "Tangible Net Worth" (as defined below) by December 31, 1998 shall not be less than $23,000,000.

          "Tangible Net Worth" means the excess of total assets over total liabilities (except debt subordinated to Lender by agreement satisfactory to Lender), total assets and total liabilities each to be determined in accordance with generally accepted accounting principles consistent with those applied in the preparation of the financial statements referred to in Section 4.9 below, excluding, however, from the determination of total assets, (a) goodwill, organizational expenses, research and development expenses, trademarks, trade names, copyrights, patents, patent applications, licenses and rights in any thereof, and other similar intangibles, (b) all prepaid expenses, deferred charges or unamortized debt discount and expense, (c) all reserves carried and not deducted from assets, (d) all notes or accounts receivable from any affiliate of Borrower or any officer of Borrower or any of Borrower's affiliates, (e) securities which are not readily marketable, (f) cash held in a sinking or other analogous fund established for the purpose of redemption, retirement or prepayment of capital stock or indebtedness, (g) any write-up in the book value of any asset resulting from a revaluation thereof subsequent to the date of this Agreement and (h) any items not included in clauses (a) through
(g) above which are treated as intangibles in conformity with generally accepted accounting principles.

          4.8. Information.

          (a) Borrower shall deliver the following information to Lender:

               (i) as soon as available and in any event not later than 90 days following the end of each fiscal year of Borrower, a consolidated and consolidating balance sheet of Borrower as of the end of such year and consolidated and consolidating statements of income, shareholders' equity and cash flow of Borrower for such year, setting forth in each case in comparative form corresponding consolidated and consolidating figures from the preceding fiscal year and certified in accordance with generally accepted accounting principles by independent certified public accountants satisfactory to Lender, together with Borrower's report to the Securities and Exchange Commission on

Form 10K;

               (ii) as soon as available and in any event within 60 days after the end of the first three quarters of each fiscal year of Borrower, a consolidated and consolidating balance sheet of Borrower as of the end of such quarter and the related consolidated and consolidating statement of income of Borrower for such quarter and the portion of Borrower's fiscal year ended at the end of such quarter, setting forth in each case in comparative form the figures for the corresponding portion of Borrower's previous fiscal year, all certified (subject to normal year-end adjustments) as to fairness of presentation and preparation in accordance with generally accepted accounting principles by the chief financial officer of Borrower, together with Borrower's report to the Securities and Exchange Commission on Form 10Q;

               (iii) simultaneously with delivery of each set of financial statements referred to in Sections 4.8(a)(i) and (ii) above, a certificate of the chief financial officer of Borrower stating whether there exists on the date of such certificate any Event of Default or Potential Event of Default, setting forth the details thereof and the action that Borrower is taking or proposes to take with respect thereto; and

               (iv)  such  other   information   concerning   Borrower  and  the
Subsidiaries, as Lender shall reasonably request.

          (b) If Borrower fails to furnish promptly any information or report required by Section 4.8(a) above or any other person fails to furnish promptly any information or report required by any other provision of any of the Loan Documents, or if Lender reasonably determines such reports to be unacceptable, Lender may elect (in addition to exercising any other right or remedy it has under the Loan Documents), to make an audit of all the books and records of Borrower or any Subsidiary and to prepare the information or report which Borrower failed to deliver. Such audit shall be performed and such information or report shall be prepared by an independent firm of certified public accountants to be selected by Lender. Borrower shall pay all expenses of the audit and other related services.

          4.9. Insurance. Borrower shall maintain, and shall cause each Subsidiary to maintain, insurance with responsible and reputable insurance companies in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which Borrower and such Subsidiary operates.

          4.10. Cross-Default. Borrower shall not permit a default under this Agreement in and of itself to be a default under any other credit obligation to any other creditor.

          4.11. Maintenance of Properties. Borrower shall maintain and preserve, and cause each Subsidiary to maintain and preserve, all of its properties in good working order and condition in accordance with the terms of all leases of space in such properties and otherwise in accordance with prudent standards or business conduct.

          4.12. Recourse Debt Ratio. Borrower shall maintain a ratio of (a) "Debt" (as defined below) for which the lender or other creditor with respect to such Debt has recourse to Borrower to (b) Borrower's Tangible Net Worth of not greater than five to one.

          "Debt" means, with respect to Borrower, (a) indebtedness or liability for borrowed money whether or not evidenced by a written instrument, (b) obligations under any guarantee or other agreement to become secondarily liable for any obligation of another, endorsements (other than for collection or deposit in the ordinary course of business) and other contingent obligations to purchase, to provide funds for payment, to supply funds to invest or otherwise to assure a creditor against loss; or (c) obligations secured by a lien on Borrower's property, whether or not the obligations have been assumed by Borrower. Debt shall not include current accounts payable incurred by Borrower in reasonable amounts in the ordinary course of Borrower's business.

          4.13. Additional Unsecured Borrowing. Borrower shall not incur, and shall not permit any Subsidiary to incur, any unsecured Debt other than unsecured Debt outstanding on the date of this Agreement.

          4.14. Stock Repurchases. Borrower shall not purchase any capital stock issued by Borrower or any affiliate of Borrower nor shall it make any loans or advances to, or any investment in, any person for the purpose of facilitating such a purchase.

                                   ARTICLE V
                               EVENTS OF DEFAULT


          5.1. Events of Default. The occurrence of any of the following shall be an "Event of Default":

          (a) Borrower's failure to pay when due any installment of principal, reimbursement or interest under the this Agreement or any other sum required to be paid by the terms of any Loan Document;

          (b) the failure of Borrower, within 30 days following written notice from Lender, to observe or perform any covenant or other agreement contained in any Loan Document (other than the covenants or agreements referred to above in Section 5.1(a)); provided however, that the notice and 30-day grace period set forth above shall be applicable only to a failure to observe or perform any covenant or other agreement which is reasonably susceptible of being cured; provided further, that should Borrower be unable to cure its failure within such 30-day period despite beginning to cure such failure promptly after receipt of notice and prosecuting such attempt diligently during such 30-day period, the cure period shall be extended an additional 30 days so long as Borrower continues diligently to prosecute the cure during such additional period;

          (c) any writing representation, warranty or financial statement given by Borrower shall have been untrue in any material respect when given;

          (d) the occurrence of a default under any of the Loan Documents and the failure of any such default to be cured during the defined time, if any, for such cure;

          (e) Borrower or any material Subsidiary shall be unable or shall admit in writing its inability to pay its debts when due, or shall make an assignment for the benefit of creditors; or any of them shall apply for or consent to the appointment of any receiver, trustee or similar officer for such person or for all or any substantial part of such person's property; or any of them shall institute (by petition, application, answer, consent or otherwise) any bankruptcy, insolvency, reorganization, arrangement, readjustment of debts, dissolution, liquidation, or similar proceedings relating to such person under the laws of any jurisdiction;

          (f) if a receiver, trustee or similar officer shall be appointed for Borrower or any material Subsidiary, or for all or any substantial part of any such person's property without the application or consent of such person, and such appointment shall continue undischarged for a period of 60 days (whether or not consecutive); or any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, dissolution, liquidation or similar proceedings shall be instituted (by petition, application or otherwise) against any such person and shall remain undismissed for a period of 60 days (whether or not consecutive);

          (g) all or any material pan of the assets of Borrower or any material Subsidiary shall become subject to attachment, execution or judicial seizure (whether by enforcement of money judgment, by writ or warrant of attachment, or by any other process) in an amount greater than $25,000;

          (h) Borrower or any material Subsidiary., as applicable, shall be in default in the payment of any indebtedness or the performance of any other obligation secured by a lien on any material asset of such entity and such default is not cured within the time, if any, specified for such a cure in any applicable agreement;

          (i) any of the Loan Documents shall cease to be a valid, binding and enforceable obligation of the person purported to be bound, or Borrower shall assert such cessation or failure in writing;

          (j) Borrower shall incur a net loss in any fiscal year; or

          (k) any material adverse change shall occur in Borrower's financial condition, business or operations.

          5.2. Remedies upon Default. Upon the occurrence of any Event of Default. Lender may, at its option, do any of the following:

          (a) terminate its obligation to make any Loans or Issue any Letters of Credit;

          (b) declare the principal of all amounts owing under the Loan Documents, together with all accrued interest thereon and all other amounts owing in connection therewith, to be immediately due and payable, regardless of any other specified maturity or due date, without notice of default, presentment or demand for payment, notice or demand of any kind, and without the necessity of prior recourse to any security; provided, that any Event of Default with respect to Borrower described in Sections 5.1(e) or (f) shall automatically, without declaration or other action on Lender's part, cause all such amounts to be immediately due and payable without notice or demand;

          (c) If the Event of Default may be cured by the payment of money, Lender may (but shall not be obligated) to make such payment from its own funds; provided, that the making of such payment by Lender shall not be deemed to cure such Event of Default, and that the same shall not be cured unless and until Borrower reimburses Lender for such payment. If Lender advances its own funds for such purposes, the funds advanced shall be considered advances under the Note, notwithstanding that such advances may cause the total amount advanced under this Agreement to exceed the aggregate face amount of the Note or the amount committed to be advanced pursuant to this Agreement;

          (d) to the extent any Letters of Credit are outstanding, Borrower shall deposit with and pledge to Lender cash, or other collateral reasonably satisfactory to Lender, in the aggregate amount of all such Letters of Credit;

          (e) exercise any of its rights under the Loan Documents, including the right to foreclose on any security, and exercise any other rights with respect to any security, whether under the Loan Documents or as provided by law, all in such order and in such manner as Lender in its sole discretion may determine.

          5.3. Cumulative Remedies; No Waiver. Lender's remedies under the Loan Documents are cumulative and shall be in addition to all rights and remedies provided by law or in equity from time to time. The exercise by Lender of any right or remedy shall not constitute a cure or waiver of any default nor invalidate any notice of default or any act done pursuant to any such notice. nor prejudice Len4er in the exercise of any other right or remedy. No Waiver by Lender of any default shall be implied from any omission by Lender to take action on account of such default if such default persists or is repeated. No express waiver by Lender of any default shall affect any default other than the default expressly waived and any such express waiver shall be operative only for the time and to the extent of any Loan Document shall be construed as a waiver of any subsequent breach of the same covenant, term or condition. Lender's consent to or approval of any act by Borrower requiring further consent or approval shall not be deemed to waive or render unnecessary Lender's consent to or approval of any subsequent act.

                                   ARTICLE VI
                                 MISCELLANEOUS

          6.1. Notices. Any notice, demand or request required under this agreement shall be given in writing at the addresses set forth below by personal service; telecopy, overnight courier or registered or certified, first class mail, return receipt requested.

          If to Borrower:

               Kennedy-Wilson, Inc.
               9601 Wilshire Boulevard, Suite 220
               Beverly Hills, California 90210
               Attention: William J. McMorrow
               Fax No.: (310) 887-6414

          If to Lender:

               East-West Bank
               415 Huntington Drive
               San Marino, California 91108
               Attention: Donald Chow or Kathleen Kwan
               Fax No.: (626) 441-3035

Such addresses may be changed by notice to the other parties given in the same manner as required above. Any notice, demand or request shall be deemed received as follows: (i) if sent by personal service, at the time such personal service is effected: (ii) if sent by telecopy, upon the sender's receipt of a confirmation report generated by the sender's telecopier indicating receipt by the recipient's telecopier; (iii) if sent by overnight courier, on the business day immediately following deposit with the overnight courier; and (iv) if sent by mail 48 hours following deposit in the mail.

          6.2. Governing Law. All questions with respect to the construction of this Agreement and the rights and liabilities of the parties to this Agreement shall be governed by the laws of the State of California.

          6.3. Binding on Successors. This Agreement shall inure to the benefit of, and shall be binding upon, the successors and assigns of each of the parties to this Agreement.

          6.4. Attorneys' Fees.

          (a) Borrower shall reimburse Lender for all reasonable attorney's fees, costs and expenses incurred by Lender in connection with the enforcement of Lender's rights under this Agreement and each of the other Loan Documents including, without limitation, reasonable attorneys' fees, costs and expenses for trial, appellate proceedings, out-of-court negotiations, workouts and settlements or for enforcement of rights under any state or federal statute including, without limitation, reasonable attorneys' fees, costs and expenses incurred to protect Lender's security and attorneys' fees, costs and expenses incurred in bankruptcy and insolvency proceedings such as (but not limited to) seeking relief from stay in a bankruptcy proceeding. The term "expenses" means any expenses incurred by Lender in connection with any of the out-of-court, or state, federal or bankruptcy proceedings referred to above, including, without limitation, the fees and expenses of any appraisers, consultants and expert witnesses retained or consulted by Lender in connection with any such proceeding.

          (b) Lender shall also be entitled to its attorneys' fees, costs and expenses incurred in any post-judgment proceedings to collect and enforce the judgment. This provision is separate and several and shall survive the merger of this Agreement into any judgment on this Agreement.

          6.5. Counterparts. This Agreement may be executed in any number of original counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one instrument. The original signature page of any counterpart may be detached from such counterpart and attached to any other counterpart identical to such counterpart (except having additional signature pages executed by other parties to this Agreement) without impairing the legal effect of any such signature(s).

          6.6. Entire Agreement. This Agreement and the other Loan Documents constitute the entire agreement and understanding between the parties in respect of the subject matter of this Agreement and supersede all prior agreements and understandings with respect to such subject matter, whether oral or written.

          6.7. Waivers. Waiver by Lender of any term covenant or condition under this Agreement or the Loan Documents or of any default by Borrower under this Agreement or the Loan Documents, or any failure by Lender to insist upon strict performance by Borrower of any term, covenant or condition contained in this Agreement or the Loan Documents shall be effective or binding on Lender only if made in writing by Lender; no such wavier shall be implied from any omission by Lender to take action with respect to any such term, covenant, condition or default. No express written waiver by Lender of any term, covenant, condition or default shall affect any other term, covenant, condition or default or cover any other time period than the application of any such term, covenant or condition to the matter as to which a waiver has been given or the default or time period specified in such express waiver. This Agreement may be amended only by an instrument in writing signed by the parties to this Agreement.

          6.8. Severability. If any part of this Agreement is declared invalid for any reason, such shall not affect the validity of the rest of the Agreement. The other parts of this Agreement shall remain in effect as if this Agreement had been executed without the invalid part. The parties declare that they intend and desire that the remaining parts of this Agreement continue to be effect without any part or parts that have been declared invalid.

          6.9. Expenses. Borrower shall pay promptly all costs, charges and expenses incurred by Lender in connection with the Loans, including, without limitation, commitment fees, loan fees, service charges, title charges, tax and lien service charges, costs of inspection, costs of consulting engineers, recording fees, processing fees, appraisal fees, attorneys' fees, real property taxes and assessments and insurance premiums, and any fees in consideration of Lender's commitment to provide the Loan.

          6.10. Amendment and Restatement. This Agreement is the successor to the Loan Agreement dated as of June 1, 1998 between Borrower and Lender (the "Original Loan Agreement"). This Agreement is an amendment and restatement of the Original Loan Agreement, is not intended to be a novation or evidence a new obligation or indebtedness and continues to evidence the obligations formerly evidenced by the Original Loan Agreement.

                                        EAST-WEST BANK, a California banking
                                          corporation



                                        By:  /s/ Kathleen Kawn
                                             Kathleen Kwan,
                                             Vice President

                                        KENNEDY-WILSON, INC., a Delaware
                                          corporation



                                        By:  /s/ William J. McMorrow
                                          William J. McMorrow, President

                                    EXHIBIT A

                     FORM OF CERTIFICATION FOR LOAN REQUEST

          Kennedy-Wilson, Inc. ("Borrower") certifies as follows to East-West Bank ("Lender") pursuant to Section 2.1 of the Amended and Restated Loan Agreement dated as of September __, 1998 between Borrower and Lender (the "Loan Agreement"), with the understanding that Lender is relying on this certification in determining whether to make a "Loan" (as defined in the Loan Agreement) to
Borrower:

          1. No Event of Default or any Potential Event of Default has occurred and is continuing.

          2. The representations and warranties contained in the Loan Agreement are or will be true on the date on which the requested Loan is to be made; and

          3. The aggregate amount of all Loans outstanding (including the amount of the Loan being requested) does not exceed the lessor of (i) $20,000,000 or
(ii) the Legal Lending Limit.

          All capitalized terms used in this Certificate without definition are used as defined in the Loan Agreement.

Date:_____________                 KENNEDY-WILSON, INC., a Delaware corporation



                                   By:
                                      -------------------------------------